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EFFECTIVE AUGUST 23RD, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 28, 2005

BRANTLEY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00127	34-1838462

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Enterprise Parkway, Suite 350, Cleveland, Ohio	44122

(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:	(216) 464-8400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
The Registrant is filing this Amendment No. 1 to its Form 8-K (originally filed with the Securities and Exchange Commission on June 28, 2005) solely to correct an error contained in Exhibit 99.2 under Item 9.01(c). As originally filed, Item 7 of Exhibit 99.2 stated that, as a result of the sale by the Registrant of its primary interest in Fitness Quest, Inc., it had received a cash distribution of $6.6 million and had retained a 14.7% ownership interest in Fitness Quest. The Registrant had a 14.7% ownership interest in Fitness Quest prior to such transaction; giving effect to such transaction, its ownership interest in Fitness Quest was reduced to 2.95%. This Amendment No. 1 is being filed to reflect that correction. Unaffected items have not been repeated in this Amendment No. 1 and no other changes have been made to the amended Exhibit 99.2 filed herewith.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c)    Exhibits
     99.2 Part II to Annual Report on Form 10-K

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANTLEY CAPITAL CORPORATION
By:	/s/ Robert P. Pinkas Robert P. Pinkas Chairman of the Board and Chief Executive Officer	August 22, 2005 Date